UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into Material Definitive Agreement

Administrative Services Agreement

On October 14, 2005, Plains All American GP LLC (“PAA GP”), the general partner of Plains All American Pipeline, L.P.’s general partner, and Vulcan Energy Corporation (“Vulcan”) entered into an Administrative Services Agreement, effective as of September 1, 2005 (the “Agreement”), a copy of which is filed as Exhibit 1.1 to this current Report on Form 8-K.

Pursuant to the Agreement, PAA GP will provide administrative services to Vulcan for consideration of approximately $650,000 per year, plus certain expenses.  The Agreement will be effective for a period of three years, at which time it will automatically renew for successive one-year periods unless either party provides written notice of its intention to terminate the Agreement.  Pursuant to the agreement, Vulcan will appoint certain employees of PAA GP as officers of Vulcan for administrative efficiency.  Mr. Greg L. Armstrong will be appointed as the President and Chief Executive Officer.  Under the Agreement, Vulcan acknowledges that conflicts may arise between itself and PAA GP.  If PAA GP believes that a specific service is in conflict with the best interest of PAA GP or its affiliates then PAA GP shall be entitled to suspend the provision of that service and such a suspension will not constitute a breach of the Agreement.

Item 9.01.      Exhibits

(c)            Exhibits.

1.1           Administrative Services Agreement between Plains All American Pipeline Company and Vulcan Capital, dated October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: October 19, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Phil Kramer
		Name:	Phil Kramer
		Title:	Executive Vice President and
Chief Financial Officer